Citizens Financial Group, Inc. Reports Third Quarter 2021 Net Income of
$530 million and EPS of $1.18
Underlying Net Income of $546 million and EPS of $1.22*

	Key Financial Data	3Q21	2Q21	3Q20	Third Quarter 2021 Highlights

Income Statement	($s in millions)
■Underlying ROTCE of 14.2% and underlying EPS of $1.22 reflect broad-based strength across our businesses, including a rebound in Mortgage, along with excellent credit results
■Underlying PPNR of $671 million reflects:
–Strong results in Capital Markets, Wealth and Mortgage
–Net interest income up 2% QoQ, given interest-earning asset growth with stable margin, higher day count
–Interest-bearing deposit costs of 14 bps, down 2 bps QoQ
■Credit provision benefit of $33 million reflects strong credit performance and macroeconomic improvement
■Period-end loans up 1% (up 2% excluding PPP impact); average loans down 1% QoQ (up 1% excluding PPP)
■Period-end LDR of 81.0%
■Strong capital position with CET1 at 10.3%
■TBV/share of $34.44, up 7% YoY

	Total revenue	$1,659	$1,609	$1,791
	Pre-provision profit	648	618	803
	Underlying pre-provision profit	671	629	834
	Provision for credit losses	(33)	(213)	428
	Net income	530	648	314
	Underlying net income	546	656	338

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$123.3	$122.6	$124.1
	Average loans and leases	122.6	123.5	124.9
	Period-end deposits	152.2	150.6	142.9
	Average deposits	151.9	150.3	141.4
	Period-end loans-to-deposit ratio	81.0%	81.4%	86.8%
	ACL to loans ratio	1.63	1.70	2.21
	ACL to loans ratio, ex. PPP	1.65	1.75	2.29
	NCO ratio	0.14%	0.25%	0.70%

Financial Metrics	Diluted EPS	$1.18	$1.44	$0.68
	Underlying EPS	1.22	1.46	0.73
	ROTCE	13.7%	17.5%	8.3%
	Underlying ROTCE	14.2	17.7	9.0
	Net interest margin, FTE	2.72	2.72	2.83
	Efficiency ratio	61	62	55
	Underlying efficiency ratio	60	61	53
	CET1	10.3%	10.3%	9.8%
	TBV/Share	$34.44	$33.95	$32.24

Comments from Chairman and CEO Bruce Van Saun
“We delivered strong results in the third quarter, paced by solid revenue growth across both net interest income and fees, which combined with excellent expense discipline resulted in positive sequential operating leverage in excess of 2%,” said Chairman and CEO Bruce Van Saun. “Integration planning for our recent acquisitions is going well, and we are excited about the franchise and synergy benefits as we look forward to 2022. While economic growth and loan demand in the second half have been affected by the pandemic, we maintain a positive outlook for a gradual, strong recovery through next year.”

Citizens also announced today that its board of directors declared a fourth quarter 2021 common stock dividend of $0.39 per share. The dividend is payable on November 12, 2021 to shareholders of record at the close of business on October 29, 2021.

*References in this release to "Underlying" results exclude notable items and are non-GAAP Financial Measures. For more details on non-GAAP Financial Measures see page 15 in this release. References in this release to balance sheet items are on an average basis and loans exclude loans held for sale (“LHFS”) unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share.  References to consolidated and/or commercial loans, loan growth, nonaccrual loans and allowance for loan losses include leases. The "Company" refers to Citizens. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21			3Q20
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,100	$1,084	$1,157	$16		1%	$(57)		(5) %
Investment securities	116	124	121	(8)		(6)	(5)		(4)
Interest-bearing deposits in banks	6	3	2	3		100	4		200
Total interest income	$1,222	$1,211	$1,280	$11		1%	$(58)		(5) %
Interest expense:
Deposits	$35	$42	$89	$(7)		(17) %	$(54)		(61) %
Short-term borrowed funds	—	—	—	—		—	—		—
Long-term borrowed funds	42	45	54	(3)		(7)	(12)		(22)
Total interest expense	$77	$87	$143	$(10)		(11) %	$(66)		(46) %
Net interest income	$1,145	$1,124	$1,137	$21		2%	$8		1%

Net interest margin, FTE	2.72%	2.72%	2.83%	—	bps		(11)	bps

Third quarter 2021	vs.	second quarter 2021
Net interest income of $1.145 billion increased 2% given interest-earning asset growth and higher day count, with stable net interest margin.
•Net interest margin of 2.72% reflects the benefit of accelerated PPP forgiveness, as well as improved funding mix and deposit pricing, partially offset by elevated cash balances given strong deposit flows, and lower earning-asset yields. Interest-bearing deposit costs were down 2 basis points to 14 basis points.

Third quarter 2021	vs.	third quarter 2020
Net interest income of $1.145 billion increased 1% reflecting 4% growth in interest-earning assets, largely offset by lower net interest margin.
•Net interest margin of 2.72% decreased 11 basis points, primarily reflecting the impact of elevated cash balances and the lower rate environment, partly offset by improved funding mix and deposit pricing and the benefit of accelerated PPP loan forgiveness. Interest-bearing deposit costs decreased 21 basis points to 14 basis points.

Citizens Financial Group, Inc.

Noninterest Income				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21		3Q20
				$	%	$	%
Mortgage banking fees	$108	$85	$287	$23	27%	$(179)	(62)%
Service charges and fees	110	100	97	10	10	13	13
Capital markets fees	72	91	58	(19)	(21)	14	24
Card fees	66	64	57	2	3	9	16
Trust and investment services fees	61	60	53	1	2	8	15
Letter of credit and loan fees	39	38	37	1	3	2	5
Foreign exchange and interest rate products	29	28	27	1	4	2	7
Securities gains, net	3	3	1	—	—	2	200
Other income(1)	26	16	37	10	63	(11)	(30)
Noninterest income	$514	$485	$654	$29	6%	$(140)	(21)%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Third quarter 2021	vs.	second quarter 2021
Noninterest income of $514 million increased $29 million, or 6%, from $485 million.
•Mortgage banking fees increased $23 million, reflecting strong origination levels, the benefit of lower agency fees and improved MSR hedge results ($14 million loss in second quarter compares with a $1 million gain in third quarter).
•Capital markets fees decreased $19 million from record levels reflecting seasonally lower activity, primarily syndication fees, partially offset by higher M&A advisory fees.
•Service charges and fees increased $10 million and card fees increased $2 million, reflecting seasonality and the benefit of economic recovery.
•Trust and investment services fees increased 2% reflecting an increase in assets under management from strong inflows.
•Other income increased $10 million, reflecting the benefit of higher community development-related income and a seasonal improvement in tax-advantaged investments.

Third quarter 2021	vs.	third quarter 2020
Noninterest income of $514 million decreased $140 million, or 21%.
•Mortgage banking fees were down $179 million, driven by lower gain-on-sale margins and production volumes.
•Service charges and fees increased $13 million, reflecting recovery from COVID-19 impacts.
•Capital market fees were up $14 million, driven by higher loan syndication and M&A advisory fees.
•Card fees increased $9 million, given higher debit and credit card volumes given economic recovery.
•Trust and investment services fees, up $8 million, reflecting an increase in assets under management from higher equity market levels and strong inflows.
•Letter of credit fees were up $2 million, reflecting higher commitment fees.
•Foreign exchange and interest rate products revenue increased $2 million, reflecting improved client foreign exchange hedging activity.
•Other income decreased $11 million from the third quarter 2020 level which included a gain on sale of education loans.

Citizens Financial Group, Inc.

Noninterest Expense				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21		3Q20
				$	%	$	%
Salaries and employee benefits	$509	$524	$524	$(15)	(3)%	$(15)	(3)%
Equipment and software	157	155	149	2	1	8	5
Outside services	144	137	139	7	5	5	4
Occupancy	77	82	81	(5)	(6)	(4)	(5)
Other operating expense	124	93	95	31	33	29	31
Noninterest expense	$1,011	$991	$988	$20	2%	$23	2%
Notable items	$23	$11	$31	$12	109%	$(8)	(26)%

Underlying, as applicable
Salaries and employee benefits	$522	$524	$511	$(2)	—%	$11	2%
Equipment and software	150	151	148	(1)	(1)	2	1
Outside services	132	133	123	(1)	(1)	9	7
Occupancy	76	79	80	(3)	(4)	(4)	(5)
Other operating expense	108	93	95	15	16	13	14
Underlying noninterest expense	$988	$980	$957	$8	1%	$31	3%

Third quarter 2021	vs.	second quarter 2021
Noninterest expense of $1.0 billion, or $988 million on an Underlying basis, was up slightly reflecting strong expense discipline and the benefit of efficiency initiatives. Other operating expense increased $15 million reflecting higher operational and travel costs.

Third quarter 2021	vs.	third quarter 2020
Noninterest expense of $1.0 billion remains well-controlled. On an Underlying basis, noninterest expense of $988 million increased by $31 million, or 3%, given higher salaries and employee benefits reflecting revenue-based compensation and merit increases, higher outside services tied to growth initiatives, and increased other operating expenses reflecting higher travel and advertising costs.

Citizens Financial Group, Inc.

Interest-earning assets				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21		3Q20
Period-end interest-earning assets				$	%	$	%
Investments	$28,107	$27,976	$26,124	$131	—%	$1,983	8%
Interest-bearing deposits in banks	12,860	12,007	8,640	853	7	4,220	49
Commercial loans and leases	57,955	59,083	62,362	(1,128)	(2)	(4,407)	(7)
Retail loans	65,363	63,498	61,709	1,865	3	3,654	6
Total loans and leases	123,318	122,581	124,071	737	1	(753)	(1)
Loans held for sale, at fair value	3,177	3,616	3,587	(439)	(12)	(410)	(11)
Other loans held for sale	93	82	127	11	13	(34)	(27)
Total loans and leases and loans held for sale	126,588	126,279	127,785	309	—	(1,197)	(1)
Total period-end interest-earning assets	$167,555	$166,262	$162,549	$1,293	1%	$5,006	3%
Average interest-earning assets
Investments	$27,468	$27,600	$24,658	$(132)	—%	$2,810	11%
Interest-bearing deposits in banks	13,749	11,259	6,250	2,490	22	7,499	120
Commercial loans and leases	58,681	60,653	63,861	(1,972)	(3)	(5,180)	(8)
Retail loans	63,960	62,837	61,051	1,123	2	2,909	5
Total loans and leases	122,641	123,490	124,912	(849)	(1)	(2,271)	(2)
Loans held for sale, at fair value	3,299	3,751	3,295	(452)	(12)	4	—
Other loans held for sale	112	233	1,061	(121)	(52)	(949)	(89)
Total loans and leases and loans held for sale	126,052	127,474	129,268	(1,422)	(1)	(3,216)	(2)
Total average interest-earning assets	$167,269	$166,333	$160,176	$936	1%	$7,093	4%

Third quarter 2021	vs.	second quarter 2021
Period-end interest-earning assets of $167.6 billion increased $1.3 billion, or 1%, given a $853 million increase in cash held in interest-bearing deposits and a $737 million increase in loans and leases. Loan growth of 1% was driven by retail given strength in mortgage, auto and education, partially offset by payoffs and PPP forgiveness in commercial. Excluding PPP, loan growth was 2%.
Average interest-earning assets of $167.3 billion increased $936 million, or 1%, as elevated liquidity drove a $2.5 billion increase in cash held in interest-bearing deposits. Results also reflect a $849 million, or 1%, decrease in loans driven by a $2.0 billion decrease in Commercial. These results were partially offset by a $1.1 billion increase in retail. Excluding PPP, average loan growth was 1%.
The average effective duration of the securities portfolio was 3.9 years compared with 3.6 years at June 30, 2021.

Third quarter 2021	vs.	third quarter 2020
Period-end interest-earning assets of $167.6 billion increased $5.0 billion, or 3%, as elevated liquidity drove a $4.2 billion increase in cash held in interest-bearing deposits, and a $2.0 billion increase in investments. This was partially offset by a $753 million decrease in loans, primarily driven by commercial payoffs and a $2.8 billion decrease in PPP loans.
Average interest-earning assets of $167.3 billion increased $7.1 billion, or 4%, as elevated liquidity drove a $7.5 billion increase in cash held in interest-bearing deposits, and a $2.8 billion increase in investments. Loans decreased $2.3 billion, or 2%, with a $5.2 billion decrease in commercial reflecting payoffs and $1.9 billion decrease in PPP loans. Retail loans increased $2.9 billion, or 5%, driven by growth in education, residential mortgage and auto, partially offset by planned run off of personal unsecured installment loans and a decrease in home equity.
The average effective duration of the securities portfolio was 2.8 years at September 30, 2020.

Citizens Financial Group, Inc.

Deposits				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21		3Q20
Period-end deposits				$	%	$	%
Demand deposits	$48,184	$47,480	$41,249	$704	1%	$6,935	17%
Checking with interest	27,985	28,074	27,141	(89)	—	844	3
Savings	21,166	20,382	17,237	784	4	3,929	23
Money market accounts	48,935	48,150	46,400	785	2	2,535	5
Term deposits	5,951	6,550	10,894	(599)	(9)	(4,943)	(45)
Total period-end deposits	$152,221	$150,636	$142,921	$1,585	1%	$9,300	7%
Average deposits
Demand deposits	$47,873	$46,630	$40,608	$1,243	3%	$7,265	18%
Checking with interest	27,965	27,278	26,638	687	3	1,327	5
Savings	20,803	20,077	16,902	726	4	3,901	23
Money market accounts	49,159	49,394	45,187	(235)	—	3,972	9
Term deposits	6,071	6,970	12,032	(899)	(13)	(5,961)	(50)
Total average deposits	$151,871	$150,349	$141,367	$1,522	1%	$10,504	7%

Third quarter 2021	vs.	second quarter 2021
Total period-end deposits of $152.2 billion increased $1.6 billion, or 1%, reflecting growth in money market accounts, savings and demand deposits, partially offset by a decline in term deposits.
Citizens Access® deposits were $4.6 billion at September 30, 2021, down from $4.9 billion at June 30, 2021, primarily due to rate reduction strategies that resulted in a decrease in term deposits.
Average deposits of $151.9 billion increased $1.5 billion, or 1%, as growth in demand deposits and savings and checking with interest was partially offset by a decrease in term deposits and money market accounts.

Third quarter 2021	vs.	third quarter 2020
Total period-end deposits of $152.2 billion increased $9.3 billion, or 7%, as a result of elevated liquidity tied to government stimulus associated with the COVID-19 disruption. Growth in demand deposits, savings, money market accounts and checking with interest was partially offset by a decrease in term deposits.
Average deposits of $151.9 billion increased $10.5 billion, or 7%, reflecting an increase in demand deposits, money market accounts, savings and checking with interest, partially offset by a decrease in term deposits.

Citizens Financial Group, Inc.

Borrowed Funds				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21		3Q20
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$8	$62	$252	$(54)	(87)%	$(244)	(97)%
Long-term borrowed funds
FHLB advances	20	18	19	2	11	1	5
Senior debt	5,345	5,357	7,504	(12)	—	(2,159)	(29)
Subordinated debt and other debt	1,582	1,582	1,586	—	—	(4)	—
Total borrowed funds	$6,955	$7,019	$9,361	$(64)	(1)%	$(2,406)	(26)%
Average borrowed funds
Short-term borrowed funds	$23	$69	$240	$(46)	(67)%	$(217)	(90)%
Long-term borrowed funds
FHLB advances	19	18	6	1	6	13	217
Senior debt	5,356	5,834	7,515	(478)	(8)	(2,159)	(29)
Subordinated debt and other debt	1,581	1,582	1,675	(1)	—	(94)	(6)
Total average borrowed funds	$6,979	$7,503	$9,436	$(524)	(7)%	$(2,457)	(26)%

Third quarter 2021	vs.	second quarter 2021
•Period-end borrowed funds decreased $64 million, or 1%, and average borrowed funds decreased $524 million, or 7%, as elevated liquidity enabled the pay down of senior debt.

Third quarter 2021	vs.	third quarter 2020
•Period-end borrowed funds decreased $2.4 billion, or 26%, and average borrowed funds decreased $2.5 billion, or 26%, reflecting the pay down of senior debt and short-term borrowings given strong customer deposit inflows.

Citizens Financial Group, Inc.

Capital				3Q21 change from
($s and shares in millions, except per share data)	3Q21	2Q21	3Q20	2Q21		3Q20
Period-end capital				$	%	$	%
Stockholders' equity	$23,423	$23,199	$22,469	$224	1%	$954	4%
Stockholders' common equity	21,409	21,185	20,504	224	1	905	4
Tangible common equity	14,677	14,466	13,771	211	1	906	7
Tangible book value per common share	$34.44	$33.95	$32.24	$0.49	1%	$2.20	7%
Common shares - at end of period	426.2	426.1	427.1	0.1	—	(0.9)	—
Common shares - average (diluted)	427.8	427.6	428.0	0.3	—%	(0.2)	—%
Common equity tier 1 capital ratio(1)	10.3%	10.3%	9.8%
Total capital ratio(1)	13.4	13.5	13.3
Tier 1 leverage ratio(1)	9.7%	9.7%	9.5%
1) Current reporting-period regulatory capital ratios are preliminary.

Third quarter 2021
•Our Basel III capital ratios remain strong, with a CET1 capital ratio of 10.3% as of September 30, 2021 compared with 10.3% at June 30, 2021 and 9.8% at September 30, 2020.
•The acquisition of JMP Group LLC is expected to close in fourth quarter 2021 and have an approximate 5 basis point impact on CET1. The acquisition of the HSBC East Coast branches and online deposits is targeted to close in first quarter 2022 and have an approximate 24 basis point impact on CET1. The acquisition of Investors Bancorp, Inc. is expected to close in early second quarter 2022 and be neutral to CET1.
•Total capital ratio of 13.4% compares with 13.5% at June 30, 2021 and 13.3% as of September 30, 2020. During the second quarter 2021, the company issued $300 million of Series G preferred stock that qualifies as additional tier 1 capital. On July 6, 2021, the company redeemed its $250 million of outstanding Series A preferred stock.
•Tangible book value per common share of $34.44 increased 1% compared with second quarter 2021 and increased 7% from third quarter 2020.
•Citizens paid $167 million in common dividends to shareholders during third quarter 2021. This compares with $168 million in common dividends in each of second quarter 2021 and third quarter 2020.
•In third quarter 2021, Citizens announced that it entered into a definitive agreement and plan of merger under which Citizens will acquire all of the outstanding shares of Investors Bancorp, Inc. The transaction is targeted to close in early second quarter 2022, subject to approval by the shareholders of Investors, the required regulatory approvals and other customary closing conditions. The company is poised to resume common stock repurchases after the Investors shareholder vote scheduled for November 19, 2021.

Citizens Financial Group, Inc.

Credit quality review				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21			3Q20
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$747	$779	$1,277	$(32)		(4)%	$(530)		(42)%
90+ days past due and accruing(2)	312	280	28	32		11	284		NM
Net charge-offs	44	78	219	(34)		(44)	(175)		(80)
Provision for credit losses	(33)	(213)	428	180		85	(461)		NM
Allowance for credit losses	$2,004	$2,081	$2,736	$(77)		(4)%	(732)		(27)%
Nonaccrual loans and leases to loans and leases	0.61%	0.64%	1.03%	(3)	bps		(42)	bps
Net charge-offs as a % of total loans and leases	0.14	0.25	0.70	(11)			(56)
Allowance for credit losses to loans and leases	1.63	1.70	2.21	(7)			(58)
Allowance for credit losses to loans and leases (ex. PPP)	1.65	1.75	2.29	(10)			(64)
Allowance for credit losses to nonaccrual loans and leases	268.3%	267.0%	214.2%	132	bps		5,408	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $289 million, $266 million, and $11 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2021, June 30, 2021, and September 30, 2020, respectively.

Third quarter 2021	vs.	second quarter 2021
•Nonaccrual loans of $747 million decreased $32 million, or 4%, reflecting a $35 million decrease in retail given improvement in residential real estate-secured loans, partially offset by a $3 million increase in commercial.
•The nonaccrual loans to total loans ratio of 0.61% is down from 0.64% at June 30, 2021.
•Net charge-offs of $44 million decreased $34 million driven primarily by commercial.
•Net charge-offs were 14 basis points of average loans and leases, down from 25 basis points.
•Credit provision benefit of $33 million reflects strong credit performance across both retail and commercial, and macroeconomic improvement. Second quarter 2021 credit provision benefit was $213 million.
•Allowance for credit losses ratio of 1.63%, or 1.65% before the impact of PPP loans, compares with 1.70% as of June 30, 2021, or 1.75% before the impact of PPP loans. The reduction reflects a reserve release of $77 million.
•The allowance for credit losses to nonaccrual loans and leases ratio of 268% compares with 267% as of June 30, 2021.

Third quarter 2021	vs.	third quarter 2020
•Nonaccrual loans decreased $530 million, or 42%, primarily driven by a $491 million decrease in commercial given charge-offs, loan sale activity and repayments.
•The nonaccrual loans to total loans ratio of 0.61% decreased from 1.03% at September 30, 2020.
•Net charge-offs of $44 million decreased $175 million reflecting a $156 million decrease in commercial given economic recovery, and a $19 million decrease in retail, as consumers continue to benefit from government stimulus and strong mortgage and auto collateral values.
•Net charge-offs of 14 basis points of average loans and leases compares with 70 basis points in third quarter 2020.
•Credit provision benefit of $33 million compares with a $428 million provision in third quarter 2020, reflecting strong credit performance across the retail and commercial loan portfolios and improvement in the macroeconomic outlook.
•Allowance for credit losses of $2.0 billion compares with $2.7 billion at September 30, 2020. Allowance for credit losses ratio of 1.63% as of September 30, 2021, or 1.65% before the impact of PPP loans, compares with 2.21% as of September 30, 2020, or 2.29% before the impact of PPP loans.
•The allowance for credit losses to nonaccrual loans and leases ratio of 268% compares with 214% as of September 30, 2020.

Citizens Financial Group, Inc.
Earnings highlights:

	Quarterly Trends
				3Q21 change from
($s in millions, except per share data)	3Q21	2Q21	3Q20	2Q21			3Q20
Earnings				$/bps		%	$/bps		%
Net interest income	$1,145	$1,124	$1,137	$21		2%	$8		1%
Noninterest income	514	485	654	29		6	(140)		(21)
Total revenue	1,659	1,609	1,791	50		3	(132)		(7)
Noninterest expense	1,011	991	988	20		2	23		2
Pre-provision profit	648	618	803	30		5	(155)		(19)
Provision for credit losses	(33)	(213)	428	180		85	(461)		NM
Net income	530	648	314	(118)		(18)	216		69
Preferred dividends	26	32	25	(6)		(19)	1		4
Net income available to common stockholders	$504	$616	$289	$(112)		(18) %	$215		74%
After-tax notable Items	16	8	24	8		100	(8)		(33)
Underlying net income	$546	$656	$338	$(110)		(17) %	$208		62%
Underlying net income available to common stockholders	$520	$624	$313	$(104)		(17) %	$207		66%
Average common shares outstanding
Basic (in millions)	426.1	425.9	426.8	0.1		—	(0.8)		—
Diluted (in millions)	427.8	427.6	428.0	0.3		—	(0.2)		—
Diluted earnings per share	$1.18	$1.44	$0.68	$(0.26)		(18) %	$0.5		74%
Underlying diluted earnings per share	$1.22	$1.46	$0.73	$(0.24)		(16) %	$0.49		67%
Performance metrics
Net interest margin	2.72%	2.71%	2.82%	1	bp		(10)	bps
Net interest margin, FTE	2.72	2.72	2.83	—			(11)
Effective income tax rate	22.4	22.0	16.1	39			625
Efficiency ratio	61	62	55	(71)			574
Underlying efficiency ratio	60	61	53	(137)			611
Return on average common equity	9.4	11.9	5.6	(246)			379
Return on average tangible common equity	13.7	17.5	8.3	(379)			538
Underlying return on average tangible common equity	14.2	17.7	9.0	(357)			517
Return on average total assets	1.13	1.41	0.70	(28)			43
Underlying return on average total tangible assets	1.21%	1.48%	0.79%	(27)	bps		42	bps
Capital adequacy(1,2)
Common equity tier 1 capital ratio	10.3%	10.3%	9.8%
Total capital ratio	13.4	13.5	13.3
Tier 1 leverage ratio	9.7	9.7	9.5
Allowance for credit losses to loans and leases	1.63%	1.70%	2.21%	(7)	bps		(58)	bps
Asset quality(2)
Nonaccrual loans and leases to loans and leases	0.61%	0.64%	1.03%	(3)	bps		(42)	bps
Allowance for credit losses to nonaccrual loans and leases	268	267	214	132			5,408
Net charge-offs as a % of average loans and leases	0.14%	0.25%	0.70%	(11)	bps		(56)	bps
1) Current reporting-period regulatory capital ratios are preliminary.
2) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
Consolidated balance sheet review(1):

				3Q21 change from
($s in millions)	3Q21	2Q21	3Q20	2Q21			3Q20
				$/bps		%	$/bps		%
Total assets	$187,007	$185,104	$179,228	$1,903		1%	$7,779		4%
Total loans and leases	123,318	122,581	124,071	737		1	(753)		(1)
Total loans held for sale	3,270	3,698	3,714	(428)		(12)	(444)		(12)
Deposits	152,221	150,636	142,921	1,585		1	9,300		7
Stockholders' equity	23,423	23,199	22,469	224		1	954		4
Stockholders' common equity	21,409	21,185	20,504	224		1	905		4
Tangible common equity	$14,677	$14,466	$13,771	$211		1%	$906		7%
Loans-to-deposit ratio (period-end(2)	81.0%	81.4%	86.8%	(37)	bps		(580)	bps
Loans-to-deposit ratio (average)(2)	80.8%	82.1%	88.4%	(139)			(761)
1) Represents period end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				3Q21 change from
($s in millions, except per share data)	3Q21	2Q21	3Q20	2Q21		3Q20
Net interest income	$1,145	$1,124	$1,137	2%		1%
Noninterest income	514	485	654	6		(21)
Total revenue	$1,659	$1,609	$1,791	3%		(7)%
Noninterest expense	1,011	991	988	2		2
Notable items	23	11	31	109		(26)
Underlying noninterest expense	$988	$980	$957	1%		3%
Underlying pre-provision profit	671	629	834	7		(20)
Provision for credit losses	(33)	(213)	428	85		NM
Net income available to common stockholders	504	616	289	(18)		74
Underlying net income available to common stockholders	$520	$624	$313	(17)%		66%
Performance metrics
Diluted EPS	$1.18	$1.44	$0.68	(18)%		74%
Underlying EPS	$1.22	$1.46	$0.73	(16)%		67%
Efficiency ratio	61%	62%	55%	(71)	bps	574	bps
Underlying efficiency ratio	60	61	53	(137)		611
Return on average tangible common equity	13.7	17.5	8.3	(379)		538
Underlying return on average tangible common equity	14.2%	17.7%	9.0%	(357)	bps	517	bps
Operating leverage				1.2%		(9.6)%
Underlying operating leverage				2.3%		(10.6)%

Citizens Financial Group, Inc.
Notable items:
Second quarter and third quarter 2021, and third quarter 2020 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives as well as integration costs. Third quarter 2021 also includes a pension settlement charge recorded in other operating expense and a compensation-related tax credit. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration costs	3Q21		2Q21		3Q20
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$—	$—	$—	$—	$—	$—

Salaries & benefits	$—	$—	$—	$—	$—	$—
Equipment and software	$—	—	—	—	(1)	(1)
Outside services	$(4)	(3)	(2)	(1)	(1)	(1)
Occupancy	$—	—	—	—	—	—
Other expense	$—	—	—	—	—	—
Noninterest expense	$(4)	$(3)	$(2)	$(1)	$(2)	$(2)

Total Integration Costs	$(4)	$(3)	$(2)	$(1)	$(2)	$(2)

Other notable items - primarily tax and TOP	3Q21		2Q21		3Q20
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$—

Other notable items- TOP & other actions

Salaries & benefits	13	9	—	—	(13)	(9)
Equipment and software	(7)	(5)	(4)	(3)	—	—
Outside services	(8)	(6)	(2)	(2)	(15)	(12)
Occupancy	(1)	—	(3)	(2)	(1)	(1)
Other expense	(16)	(11)	—	—	—	—
Noninterest expense	$(19)	$(13)	$(9)	$(7)	$(29)	$(22)

Total Other Notable Items	$(19)	$(13)	$(9)	$(7)	$(29)	$(22)

Total Notable Items	$(23)	$(16)	$(11)	$(8)	$(31)	$(24)

EPS Impact		$(0.04)		$(0.02)		$(0.05)

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - 781.655.2289
Investors: Kristin Silberberg - 203.900.6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 336-4440, conference ID 6052001
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on October 20, 2021 through November 20, 2021. Please dial (866) 207-1041 and enter access code 7904509. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $187.0 billion in assets as of September 30, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying results and excluding elevated cash. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
						3Q21 Change
		3Q21	2Q21		3Q20	2Q21		3Q20
						$	%	$	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,659	$1,609		$1,791	$50	3%	($132)	(7%)
Less: Notable items		—	—		—	—	—	—	—
Total revenue, Underlying (non-GAAP)	B	$1,659	$1,609	$—	$1,791	$50	3%	($132)	(7%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,011	$991		$988	$20	2%	$23	2%
Less: Notable items		23	11		31	12	109	(8)	(26)
Noninterest expense, Underlying (non-GAAP)	D	$988	$980		$957	$8	1%	$31	3%
Pre-provision profit:
Total revenue (GAAP)	A	$1,659	$1,609		$1,791	$50	3%	($132)	(7%)
Less: Noninterest expense (GAAP)	C	1,011	991		988	20	2	23	2
Pre-provision profit (GAAP)		$648	$618		$803	$30	5%	($155)	(19%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,659	$1,609		$1,791	$50	3%	($132)	(7%)
Less: Noninterest expense, Underlying (non-GAAP)	D	988	980		957	8	1	31	3
Pre-provision profit, Underlying (non-GAAP)		$671	$629		$834	$42	7%	($163)	(20%)
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$681	$831		$375	($150)	(18%)	$306	82%
Less: Expense before income tax benefit related to notable items		(23)	(11)		(31)	(12)	(109)	8	26
Income before income tax expense, Underlying (non-GAAP)	F	$704	$842		$406	($138)	(16%)	$298	73%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$151	$183		$61	($32)	(17%)	$90	148%
Less: Income tax benefit related to notable items		(7)	(3)		(7)	(4)	(133)	—	—
Income tax expense, Underlying (non-GAAP)	H	$158	$186		$68	($28)	(15%)	$90	132%
Net income, Underlying:
Net income (GAAP)	I	$530	$648		$314	($118)	(18%)	$216	69%
Add: Notable items, net of income tax benefit		16	8		24	8	100	(8)	(33)
Net income, Underlying (non-GAAP)	J	$546	$656		$338	($110)	(17%)	$208	62%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$504	$616		$289	($112)	(18%)	$215	74%
Add: Notable items, net of income tax benefit		16	8		24	8	100	(8)	(33)
Net income available to common stockholders, Underlying (non-GAAP)	L	$520	$624		$313	($104)	(17%)	$207	66%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q21 Change
		3Q21	2Q21	3Q20	2Q21			3Q20
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,659	$1,609	$1,791	$50		3.11%	($132)		(7.33%)
Less: Noninterest expense (GAAP)	C	1,011	991	988	20		1.91	23		2.31
Operating leverage							1.20%			(9.64%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,659	$1,609	$1,791	$50		3.11%	($132)		(7.33%)
Less: Noninterest expense, Underlying (non-GAAP)	D	988	980	957	8		0.78	31		3.26
Operating leverage, Underlying (non-GAAP)							2.33%			(10.59%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	60.92%	61.63%	55.18%	(71)	bps		574	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	59.55	60.92	53.44	(137)	bps		611	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	22.35%	21.96%	16.10%	39	bps		625	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.45	22.01	16.79	44	bps		566	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$21,326	$20,833	$20,534	$493		2%	$792		4%
Return on average common equity	K/M	9.39%	11.85%	5.60%	(246)	bps		379	bps
Return on average common equity, Underlying (non-GAAP)	L/M	9.70	12.02	6.05	(232)	bps		365	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$21,326	$20,833	$20,534	$493		2%	$792		4%
Less: Average goodwill (GAAP)		7,055	7,050	7,050	5		—	5		—
Less: Average other intangibles (GAAP)		52	53	62	(1)		(2)	(10)		(16)
Add: Average deferred tax liabilities related to goodwill (GAAP)		383	381	375	2		1	8		2
Average tangible common equity	N	$14,602	$14,111	$13,797	$491		3%	$805		6%
Return on average tangible common equity	K/N	13.71%	17.50%	8.33%	(379)	bps		538	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	14.17	17.74	9.00	(357)	bps		517	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$186,108	$184,456	$177,675	$1,652		1%	$8,433		5%
Return on average total assets	I/O	1.13%	1.41%	0.70%	(28)	bps		43	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.16	1.43	0.76	(27)	bps		40	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$186,108	$184,456	$177,675	$1,652		1%	$8,433		5%
Less: Average goodwill (GAAP)		7,055	7,050	7,050	5		—	5		—
Less: Average other intangibles (GAAP)		52	53	62	(1)		(2)	(10)		(16)
Add: Average deferred tax liabilities related to goodwill (GAAP)		383	381	375	2		1	8		2
Average tangible assets	Q	$179,384	$177,734	$170,938	$1,650		1%	$8,446		5%
Return on average total tangible assets	I/Q	1.17%	1.46%	0.73%	(29)	bps		44	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.21	1.48	0.79	(27)	bps		42	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q21 Change
		3Q21	2Q21	3Q20	2Q21		3Q20
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	426,199,576	426,083,143	427,073,084	116,433	—%	(873,508)	—%
Common stockholders' equity (GAAP)		$21,409	$21,185	$20,504	$224	1	$905	4
Less: Goodwill (GAAP)		7,065	7,050	7,050	15	—	15	—
Less: Other intangible assets (GAAP)		51	52	60	(1)	(2)	(9)	(15)
Add: Deferred tax liabilities related to goodwill (GAAP)		384	383	377	1	—	7	2
Tangible common equity	S	$14,677	$14,466	$13,771	$211	1%	$906	7%
Tangible book value per common share	S/R	$34.44	$33.95	$32.24	$0.49	1%	$2.20	7%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	426,086,717	425,948,706	426,846,096	138,011	—%	(759,379)	—%
Average common shares outstanding - diluted (GAAP)	U	427,840,964	427,561,572	427,992,349	279,392	—	(151,385)	—
Net income per average common share - basic (GAAP)	K/T	$1.18	$1.45	$0.68	($0.27)	(19)	$0.50	74
Net income per average common share - diluted (GAAP)	K/U	1.18	1.44	0.68	(0.26)	(18)	0.50	74
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.22	1.47	0.73	(0.25)	(17)	0.49	67
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.22	1.46	0.73	(0.24)	(16)	0.49	67

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				3Q21 Change
	3Q21	2Q21	3Q20	2Q21		3Q20
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$509	$524	$524	($15)	(3%)	($15)	(3%)
Less: Notable items	(13)	—	13	(13)	(100)	(26)	(200)
Salaries and employee benefits, Underlying (non-GAAP)	$522	$524	$511	($2)	—%	$11	2%
Equipment and software, Underlying:
Equipment and software (GAAP)	$157	$155	$149	$2	1%	$8	5%
Less: Notable items	7	4	1	3	75	6	NM
Equipment and software, Underlying (non-GAAP)	$150	$151	$148	($1)	(1%)	$2	1%
Outside services, Underlying:
Outside services (GAAP)	$144	$137	$139	$7	5%	$5	4%
Less: Notable items	12	4	16	8	200	(4)	(25)
Outside services, Underlying (non-GAAP)	$132	$133	$123	($1)	(1%)	$9	7%
Occupancy, Underlying:
Occupancy (GAAP)	$77	$82	$81	($5)	(6%)	($4)	(5%)
Less: Notable items	1	3	1	(2)	(67)	—	—
Occupancy, Underlying (non-GAAP)	$76	$79	$80	($3)	(4%)	($4)	(5%)
Other operating expense, Underlying:
Other operating expense (GAAP)	$124	$93	$95	$31	33%	$29	31%
Less: Notable items	16	—	—	16	100	16	100
Other operating expense, Underlying (non-GAAP)	$108	$93	$95	$15	16%	$13	14%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - Excluding the impact of PPP loans
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q21 Change
		3Q21	2Q21	3Q20	2Q21			3Q20
					$/bps		%	$/bps		%
Total loans, excluding the impact of PPP loans:
Total loans (GAAP)	A	$123,318	$122,581	$124,071	$737		1%	($753)		(1%)
Less: PPP loans		1,903	3,479	4,653	(1,576)		(45)	(2,750)		(59)
Total loans, excluding the impact of PPP loans (non-GAAP)	B	$121,415	$119,102	$119,418	$2,313		2%	$1,997		2%
Total commercial loans, excluding the impact of PPP loans:
Total commercial loans (GAAP)	C	$57,955	$59,083	$62,362	($1,128)		(2%)	($4,407)		(7%)
Less: PPP loans		1,903	3,479	4,653	(1,576)		(45)	(2,750)		(59)
Total commercial loans, excluding the impact of PPP loans (non-GAAP)	D	$56,052	$55,604	$57,709	$448		1%	($1,657)		(3%)
Allowance for credit losses:
Allowance for credit losses (GAAP)	E	$2,004	$2,081	$2,736	($77)		(4%)	($732)		(27%)
Average loans, excluding the impact of PPP loans:
Average loans (GAAP)	F	$122,641	$123,490	$124,912	($849)		(1%)	($2,271)		(2%)
Less: PPP loans		2,770	4,603	4,709	(1,833)		(40)	(1,939)		(41)
Average loans, excluding the impact of PPP loans (non-GAAP)	G	$119,871	$118,887	$120,203	$984		1%	($332)		—%
Ratios:
Allowance for credit losses to total loans (GAAP)	E / A	1.63%	1.70%	2.21%	(7)	bps		(58)	bps
Allowance for credit losses to total loans, excluding the impact of PPP loans (non-GAAP)	E / B	1.65%	1.75%	2.29%	(10)	bps		(64)	bps

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends as well as the potential effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches;
•The COVID-19 pandemic and associated lockdowns and their effects on the economic and business environments in which we operate;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks;
•An inability to complete the acquisitions of Investors or the HSBC branches, or changes in the current anticipated timeframe, terms or manner of such acquisitions;
•Greater than expected costs or other difficulties related to the integration of our business and that of Investors and the relevant HSBC branches;
•The inability to retain existing Investors or HSBC clients and employees following the closings of the Investors and HSBC branch acquisitions;
•The occurrence of any event change or other circumstance that could give rise to the right of one or both parties to terminate (i) the agreement to acquire Investors or (ii) the agreement to acquire branches from HSBC; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such

Citizens Financial Group, Inc.
repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. In addition, statements about our net charge-off guidance constitute forward-looking statements and are subject to the risk that the actual charge-offs may differ, possibly materially, from what is reflected in those statements due to, among other potential factors, the impact of the COVID-19 pandemic and the effectiveness of stimulus and forbearance programs in response, changes in economic conditions, and idiosyncratic events affecting our commercial loans. Statements about Citizens’ agreement and plan of merger, dated July 28, 2021 (the “Investors acquisition agreement”), with Investors Bancorp, Inc. (“Investors”) and CBNA's agreement, dated May 26, 2021 (“HSBC branch acquisition agreement”) with HSBC Bank U.S.A., N.A. (“HSBC”) to acquire certain branches from HSBC also constitute forward-looking statements and are subject to the risk that actual results could be materially different from those expressed in those statements, including if either or both transactions are not consummated in a timely manner or at all, or if integration is more costly or difficult than expected.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in in our Annual Report on form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.
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